UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2015

Commission File Number: 1-9852

CHASE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	11-1797126
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

26 Summer Street, Bridgewater, Massachusetts 02324

(Address of Principal Executive Offices, Including Zip Code)

(508) 819-4200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 31, 2015, the Compensation and Management Development Committee of the Board of Directors of Chase Corporation (the “Company”) approved the Chase Corporation Annual Incentive Plan and the Chase Corporation Long Term Incentive Plan, in each case for the Company’s fiscal year ending August 31, 2016.

Consistent with prior years, the Annual Incentive Plan provides participating executive team members the opportunity for cash bonuses based on the Company achieving a preset annual goal or target relating to earnings before interest expense, taxes, depreciation and amortization (EBITDA) for fiscal 2016. For each participating executive team member, target awards are valued at a specified percentage of base salary. The threshold for any payments to be made under the plan is 90% of the EBITDA target, at which point 50% of the target bonus would be paid. The maximum award of 200% of the target would be paid if actual EBITDA under the plan equals or exceeds 120% of the target.

Also consistent with prior years, the Long Term Incentive Plan provides the opportunity for participating executive team members to participate in the long term growth of the Company through three types of equity awards: performance-based restricted stock awards, time-based restricted stock awards, and stock option awards. For the Chief Executive Officer, the performance share portion represents 50% of the total award (at target) and the time-based restricted stock and stock option awards represents 25% each. For the Chief Financial Officer, the performance share portion represents 67% of the total award (at target) and the time-based restricted stock awards represent the remaining 33%. The performance-based restricted stock is granted subject to achieving certain preset annual goals relating to the Company’s earnings per share (EPS) for fiscal 2016, and can be adjusted up or down depending on performance.  For any of the performance-based shares to vest, 90% of the EPS target must be met, at which point 50% of the award would vest. The full award would vest at 100% of the EPS target, and the award may be adjusted upward to a maximum of 200% of the target award at 120% of the EPS target. For purposes of the plan, EPS is determined using the number of weighted average diluted shares outstanding on August 31, 2015, the last day of fiscal year 2015. The time-based restricted stock awards will vest on the last day of the Company’s 2018 fiscal year if continued employment conditions are met. Stock options are valued using a Black-Scholes calculation, and vest in three equal annual installments beginning on the last day of fiscal 2016.

The above summaries of the Chase Corporation Annual Incentive Plan and the Chase Corporation Long Term Incentive Plan are qualified in their entirety by the copies of such plans filed as exhibits to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

99.1	Chase Corporation Annual Incentive Plan for Fiscal Year 2016
99.2	Chase Corporation Long Term Incentive Plan for Fiscal Year 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chase Corporation

Dated: September 4, 2015	By:	/s/ Kenneth J. Feroldi
Kenneth J. Feroldi
Treasurer and Chief Financial Officer